                                                                 EXHIBIT d(4)(c)

                                AMENDMENT NO. 2
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of ________________________________, 1999, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Equity Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add two new portfolios, the AIM Growth and Income Fund and the AIM Dent Demographic Trends Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                             AIM EQUITY FUNDS, INC.

         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $150 million . . . . . . . . . . . . . . . . . . . . . . .   0.80%
Over $150 million. . . . . . . . . . . . . . . . . . . . . . . .   0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $350 million . . . . . . . . . . . . . . . . . . . . . . .    0.75%
Over $350 million. . . . . . . . . . . . . . . . . . . . . . . .    0.625%

                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $30 million. . . . . . . . . . . . . . . . . . . . . . . .    1.00%
Over $30 million to and including $150 million . . . . . . . . .    0.75%
Over $150 million. . . . . . . . . . . . . . . . . . . . . . . .    0.625%



                        AIM DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $2 billion . . . . . . . . . . . . . . . . . . . . . . . .    0.85%
Over $2 billion  . . . . . . . . . . . . . . . . . . . . . . . .    0.80%



                           AIM GROWTH AND INCOME FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $1 billion . . . . . . . . . . . . . . . . . . . . . . . .    0.60%
Over $1 billion to and including $2 billion. . . . . . . . . . .    0.575%
Over $2 billion. . . . . . . . . . . . . . . . . . . . . . . . .    0.55%



                           AIM LARGE CAP GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $1 billion . . . . . . . . . . . . . . . . . . . . . . . .    0.75%
Over $1 billion to and including $2 billion. . . . . . . . . . .    0.70%
Over $2 billion. . . . . . . . . . . . . . . . . . . . . . . . .    0.625%



                              AIM WEINGARTEN FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $30 million. . . . . . . . . . . . . . . . . . . . . . . .    1.00%
Over $30 million to and including $350 million . . . . . . . . .    0.75%
Over $350 million. . . . . . . . . . . . . . . . . . . . . . . .    0.625%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Dated: ________________________________, 1999

                                              AIM EQUITY FUNDS, INC.


Attest:                                       By:
        -----------------------------------       ------------------------------
                 Assistant Secretary                        President


(SEAL)

                                              A I M ADVISORS, INC.


Attest:                                       By:
        -----------------------------------       ------------------------------
         Assistant Secretary                                President


(SEAL)